                                 EXHIBIT 10(f)


                              STOCK BONUS AGREEMENT

         THIS AGREEMENT is entered into on this 30th day of January, 1998, by and between BancorpSouth, Inc. (the "Company") and AUBREY B. PATTERSON ("Patterson"), a resident of Tupelo, Mississippi, pursuant to the approval of the Agreement by the Company's board of directors (the "Board") on January 21, 1998.

                                    RECITALS:

         WHEREAS, the Company desires to retain the full-time, dedicated services of Patterson as chief executive officer of the Company, or other assigned positions, and to be assured of its right to his services in said capacity;

         WHEREAS, Patterson desires to continue to provide services in his role as chief executive officer of the Company, or in such other senior officer duties as may be assigned by the Board;

         WHEREAS, the Company has previously awarded shares of common stock of the Company, $2.50 par value, ("Common Stock") to Patterson under the terms of an agreement which expired April 1, 1997, and the parties desire to renew such arrangement in a manner that will provide the performance incentives to Patterson that are set forth herein;

         WHEREAS, in order to provide a performance incentive, the Board took action on January 21, 1998, to grant shares Common Stock to Patterson that are restricted and subject to a substantial risk of forfeiture which lapses upon the attainment of certain performance conditions;

         WHEREAS, the Company desires for this arrangement be approved by the shareholders of the Company at the annual meeting following the execution of this Agreement, and desires that the Common Stock awarded to Patterson hereunder be treated as performance based compensation as described in section 162(m) of the Internal Revenue Code of 1986 (the "Code");

         NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the Company and Patterson hereby agree to the following:

         1. Services to be Provided by Patterson. Patterson agrees to continue as the chief executive officer of the Company, or in any other senior officer capacity assigned by the Board, pursuant to his employment arrangement with the Company and agrees to devote substantially all his time to performing the responsibilities of the President, or other assignments, as set forth in the by-laws of the Company, to perform such other reasonable services and duties as may from time to time be assigned to him by the Board and to grant the Company his undivided loyalty as long as he continues to be employed by the Company.

         2. Term. The term of this Agreement shall be from January 21, 1998, until April 1, 2007. This Agreement is not an employment contract. The existence of this Agreement shall not affect in any way the Company's right to discharge Patterson.

         3. Bonus Compensation; Stock Ownership. The Company does hereby award to Patterson 35,000 shares of Common Stock in consideration for the performance of services to the Company, provided that such shares shall be subject to the restrictions and risks of forfeiture described herein. Such shares shall be held by the Company or by an escrow agent, which may be BancorpSouth Bank or another third-party that is acceptable to Company and Patterson (any of such entities shall be referred to herein as the "Escrow Agent"); provided that any agreement between the Company and the Escrow Agent shall be consistent with the terms of this Agreement and shall not impose any restrictions or risks of forfeiture that are not set forth herein. The Company shall transfer to the Escrow Agent shares of Common Stock that are either authorized but unissued shares or shares held in the treasury of the Company. From and after the date that shares are held for Patterson's benefit by the Escrow Agent, Patterson shall have no right to transfer the shares or any other right to the shares except that Patterson shall be entitled to receive notices of all meetings of shareholders and vote the shares at such meetings and to receive dividends paid with respect thereto. However, Patterson shall have full, nonforfeitable rights in such Common Stock upon the soonest of (i) the expiration of this Agreement pursuant to Section 2,
(ii) the termination of this Agreement pursuant to Section 6(b), or (iii) the satisfaction of the performance criteria set forth in Section 3(a).


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                  (a) The Common Stock held by the Escrow Agent shall become nonforfeitable and shall be released to Patterson on April 1 of each year at the rate of 3,500 shares per year, provided that the Company achieves either a .9% Return on Average Assets or a 12.825% Return on Average Equity for the prior fiscal year of the Company. If such performance incentives are not achieved for a fiscal year, the shares that would have been released shall be held by the Escrow Agent and continue to be held by the Escrow Agent until this Agreement terminates pursuant to Section 2 or Section 6.

                  (b) In the event Patterson voluntarily terminates his employment with the Company other than as provided in Section 6(b) hereof or if this Agreement is terminated by the Company pursuant to
         Section 6(a)(i) hereof prior to April 1, 2007, Patterson shall retain full ownership of the shares of Common Stock that have been released to him by the Escrow Agent, but shall forfeit all right, title and interest in and to any shares of Common Stock still held by the Escrow Agent, which shares shall be delivered to the Company to be held in treasury or to be canceled as shall be determined by the Board.

                  (c) In the event this Agreement is terminated pursuant to
         Section 6(b) hereof prior to April 1, 2007, Patterson shall be entitled to receive all shares of Common Stock held by the Escrow Agent as of such termination date and shall be entitled to retain full ownership of all such shares of Common Stock.

         4. Covenants of Patterson. Patterson covenants that, as of the date of this Agreement, he is not in violation of any agreement, covenant, court order, consent decree, statute or other binding commitment of his to do, or refrain from doing, any act, and that by entering into this Agreement he will not thereby violate any such agreement, covenant, court order, consent decree, statute or other binding commitment.

         5. Noncompetition. Patterson agrees not to compete with the Company or the Bank as follows:

                  (a) Noncompetition. Patterson agrees that, upon termination of this Agreement for any cause whatsoever other than a "change in control" of the Company or of BancorpSouth Bank (the "Bank"), as defined in Section 6(b) hereof, he will not directly or indirectly, as principal, agent, employee or in any other capacity, for the term of two years from the date of such termination of employment, enter into or engage in the same business now being carried on by the Company or the Bank or as may be carried on by the Company or the Bank from the date hereof to the date of Patterson's termination, within the State of Mississippi, the State of Tennessee, or any other state in which the Company or the Bank is actively engaged in a business of the Company or the Bank, or within any state whose banks may conduct banking in any such state directly or through majority-owned subsidiaries. Furthermore, during that two-year period he will not, directly or indirectly, divert or attempt to divert business from the Company or the Bank.

                  (b) Respect for employee relationships. Patterson agrees that upon termination of this Agreement, he will not, without the prior written consent of the Company, directly or indirectly, as principal, agent, employee or in any other capacity, for the term of two years from the date of such termination of employment, hire, entice away or in any other manner persuade any employee of the Company or the Bank to discontinue his relationship with the Company or the Bank.

                  (c) Return of documents. Patterson agrees that, upon termination of this Agreement for any cause whatsoever, he shall deliver to the Company all correspondence, agreements, contracts, books of account, records, files, research, manuals or other documents, and all copies thereof, relating to, concerning or arising out of the business and operations of the Company and/or the Bank.

                  (d) Reasonable nature of restrictions. Patterson represents and admits that, in the event of the termination of his employment for any reason whatsoever, his experience and capabilities are such that he can obtain employment in business not in competition with the Company and/or the Bank, and that enforcement of a remedy by way of injunction will not prevent him from earning a livelihood. Patterson further represents and admits that the period of two years following termination of his employment with the Company, during which time he may not compete with the Company and/or the Bank nor disturb the relationship between the Company and/or the Bank and its employees, is reasonably necessary to protect the interests of the Company and/or the Bank and would not unfairly or unreasonably restrict Patterson.


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         6. Termination and Severance. It is the contemplation of the parties hereto that this Agreement shall not be terminated prior to the expiration of the initial term set forth in Section 2 hereof.

                  (a) Termination by the Company. Notwithstanding the foregoing, the Company shall have the immediate right to terminate this Agreement upon the happening of any of the following events:

                           (i) an act, in the good faith judgment of the Board, of dishonesty, embezzlement or fraud against the Company and/or the Bank; Patterson's conviction of a misdemeanor involving dishonesty or breach of trust; Patterson's conviction of a felony; or the issuance of any order for Patterson's removal as an employee of the Company or the Bank by any state or federal regulatory agency or court of competent jurisdiction; or

                           (ii) the death of Patterson or the mental or physical illness, disability or incapacity of Patterson which, in the reasonable and good faith judgment of the Board, prevents Patterson from performing his duties hereunder and the continuance of such illness, disability or incapacity for a period of 90 days.

                  (b) Termination by Patterson. Notwithstanding the foregoing, Patterson shall have the immediate right to terminate this Agreement and become fully vested in the shares held by the Escrow Agent in the event there is a change in control of the Bank or the Company, as defined in (c) below.

                  (c) Change in Control. Change in control of an entity shall be deemed to have occurred if:

                           (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the entity or a corporation controlling the entity or owned directly or indirectly by the stockholders of the entity in substantially the same proportions as their ownership of stock of such entity, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of such entity representing more than 25% of the total voting power represented by such entity's then outstanding Voting Securities (as defined below), or

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of such entity and any new director whose election by the Board or nomination for election by such entity's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                           (iii) the stockholders of such entity approve a
                  merger or consolidation of such entity with any other corporation, other than a merger or consolidation which would result in the Voting Securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of such entity or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of such entity approve a plan of complete liquidation of such entity or an agreement for the sale or disposition by such entity of all or substantially all of its assets.

         For purposes of this section "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

         7. Merger. Upon a merger or consolidation in which the Company is not the surviving entity this Agreement shall continue unless terminated by Patterson pursuant to Section 6(b), and the surviving corporation shall substitute its common shares having a value equivalent to the value of the Common Stock for the Common Stock required to be delivered after consummation of the merger.

         8. Election. Patterson may desire to make an election under Section 83(b) of the Code regarding the timing and amount of compensation income to be recognized by him on account of his receipt of Common Stock. The making of such an election


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shall be wholly within the discretion of Patterson and it shall be the sole responsibility of Patterson to see that such election, if desired, is properly made and timely filed. If Patterson makes such an election, he shall inform the Company in writing immediately thereafter.

         9. Withholding. Whenever Patterson shall recognize compensation income as a result of the receipt of Common Stock, he shall remit to the Company the minimum amount of federal and state income and employment tax withholding which the Bank or the Company is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law ("Withholding Tax"). The full amount of the Withholding Tax shall be remitted simultaneously with the filing of an election described in Section 7 or upon the occurrence of any other event under this Agreement which results in the recognition of income by Patterson. The Withholding Tax may be paid by (i) cash, (ii) a certified check or (iii) delivery of shares of Common Stock with a fair market value equal to the amount of the Withholding Tax.

         10. Nonassignment. No party hereto may assign any rights hereunder. Any such purported delegation or assignment shall be void.

         11. Severability. It is the intention of the Company and Patterson that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws of the State of Mississippi, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         12. Certain Additional Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Patterson as a result of a Change In Control (as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code") (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 12 (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Patterson with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Patterson shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Patterson of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Patterson retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 12(c), all determinations required to be made under this Section 12, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by Patterson unless it delivers to Patterson a written opinion (the "Accounting Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Patterson's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Patterson. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from Patterson that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 12, shall provide to the Company and Patterson a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to Patterson. Any Gross-Up Payment, as determined pursuant to this Section 12, shall be paid by the Company to Patterson within fifteen days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 12, any determination by the Accounting Firm shall be binding upon the Company and Patterson; provided, however, that Patterson shall only be bound to the extent that the determinations of the Accounting Firm hereunder, including the determinations made in the Accounting Opinion, are reasonable and reasonably supported by applicable law. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting


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         Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in Section 12(c) that Patterson is required to make a payment of any Excise Tax, the Accounting Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Patterson. In determining the reasonableness of Accounting Firm's determinations hereunder, and the effect thereof, Patterson shall be provided a reasonable opportunity to review such determinations with Accounting Firm and Patterson's tax counsel. Accounting Firm's determinations hereunder, and the Accounting Opinion, shall not be deemed reasonable until Patterson's reasonable objections and comments thereto have been satisfactorily accommodated by Accounting Firm.

                  (c) Patterson shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 calendar days after Patterson actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of Patterson to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to Patterson under this Section 12 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. Patterson shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Patterson in writing prior to the expiration of such period that it desires to contest such claim, Patterson shall:

                  I. give the Company any information reasonably requested by the Company relating to such claim;

                  II. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Patterson;

                  III. cooperate with the Company in good faith in order effectively to contest such claim; and

                  IV. if the Company elects not to assume and control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Patterson harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 12, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct Patterson to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Patterson agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Patterson to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Patterson, on an interest-free basis and shall indemnify and hold Patterson harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Patterson with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Patterson shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by Patterson of an amount advanced by the Company pursuant to Section 12 Patterson becomes entitled to receive any refund with respect to such claim, Patterson shall (subject to the Company's complying with the requirements of Section 12(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Patterson of an amount advanced by the Company pursuant to Section 12(c), a determination is made that Patterson is not entitled to a refund with respect to such claim and the Company does not notify Patterson in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall, to the extent of such denial, be


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         forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         13. Miscellaneous. (a) The existence of this Agreement shall not affect in any way the right or power of the company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue or debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                  (b) This Agreement may only be amended or modified in writing as agreed upon by all the parties hereto.

                  (c) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to all of the parties as follows:

                  to the Company, at

                  One Mississippi Plaza
                  Tupelo, Mississippi 38801

                  to Patterson, at

                  One Overdale Drive
                  Tupelo, Mississippi 38801

or to such other address as shall hereafter be provided by proper notice to the other parties.

                  (d) The captions and headings herein are for convenience of reference only and shall not be deemed to be a part of the substance of this Agreement.

                  (e) This Agreement shall be construed and interpreted according to the laws of the State of Mississippi.

                  (f) The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party.

                  (g) The foregoing agreement shall be binding upon the parties hereto and there respective heirs, successors and assigns.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                    BANCORPSOUTH, INC.



                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------



                                    -------------------------------------------
                                    AUBREY B. PATTERSON


                                   STOCK BONUS

                                ESCROW AGREEMENT

         THIS AGREEMENT is entered into as of this 30th day of January, 1998, among Aubrey B. Patterson, a resident of Tupelo, Mississippi ("Patterson"), BancorpSouth, Inc. (the "Company") and BancorpSouth Bank as escrow agent ("Escrow Agent").

         WHEREAS, the Company has granted to Patterson 35,000 shares of the Company's Common Stock, $2.50 par value, ("Common Stock") which are subject to certain restrictions and risks of forfeiture that are described in the Stock Bonus Agreement, dated January 30, 1998, between Patterson and the Company (the "Stock Agreement");

         WHEREAS, pursuant to the Stock Agreement, the Company and Patterson have agreed that the shares of Common Stock granted thereunder shall be held in escrow until such restrictions and risks of forfeiture have lapsed, at which time the shares are to be released to Patterson; and

         WHEREAS, the Company is the sole shareholder of the Escrow Agent, and Escrow Agent is willing to hold the shares of Common Stock described in the Stock Agreement pending their release to Patterson or forfeiture to the Company;

         NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the parties hereby agree as follows:

         1. Transfer of Stock to Escrow Agent. Upon the issuance of the Common Stock under the Stock Agreement, the Company shall issue ten stock certificates to the Escrow Agent, each for 3,500 shares of the Common Stock, registered in the name of Aubrey B. Patterson. Certificates issued upon the execution of the Stock Agreement are referred to herein as "Certificates." Each Certificate will bear a legend substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN ESCROW AGREEMENT, DATED APRIL 1, 1998, AMONG AUBREY B. PATTERSON, BANCORPSOUTH, INC. AND BANCORPSOUTH BANK, AS ESCROW AGENT, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT. A COPY OF THE ESCROW AGREEMENT IS AVAILABLE AT THE PRINCIPAL OFFICES OF BANCORPSOUTH, INC.


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


         Upon issuance Patterson will, or will cause the Company to, deposit the Certificates with the Escrow Agent, together with one stock power for each Certificate, duly executed in blank, to be held by the Escrow Agent in accordance with the terms of this Agreement.

         2. Release of Shares From Escrow. The Escrow Agent will hold the Certificates until they are released. A Certificate, and the attendant stock power, shall be released to Patterson upon April 1, 1998 and upon each succeeding April 1 while he is employed by the Company, until all Certificates have been released to Patterson or forfeited to the Company pursuant to the terms of the Stock Agreement.

         (a) Notwithstanding the foregoing, upon receipt, prior to April l of any year, of a certificate signed by the majority of the Company's Board of Directors or the Company's Secretary certifying that according to the Company's annual report for the Company's year ending on the preceding December 31, the Company's Return on Average Assets was less than .9% or its Return on Average Equity was less than 12.825%, the Escrow Agent will retain the Certificate that was to be delivered to Patterson on April 1 of the year that follows such December 31, and shall hold such Certificate until it is forfeited or becomes vested under the terms of the Stock Agreement.

         (b) On April 1, 2007, the Escrow Agent shall deliver to Patterson all Certificates in its possession, together with the accompanying stock powers, that have not been forfeited pursuant to the terms of the Stock Agreement.

         (c) Upon delivery of the Certificates to Patterson, they will bear appropriate state and federal securities legends as directed by the Company and appropriate stop transfer instructions will be noted in the stock records of the Company.

         3. Effect of Termination of Employment. Notwithstanding the provisions of Section 2 hereof, the Escrow Agent shall deliver all certificates held to Patterson or the Company in the event of Patterson's termination of employment prior to the expiration of this Agreement, in accordance with the following:

         (a) Upon receipt of a certificate signed by the majority of the Company's Board of Directors (excluding Patterson) and the Company's Secretary certifying that Patterson's employment with the Company and/or the Bank has been terminated in accordance with the provisions of Section 6(a)(i) of the Stock Agreement, or if Patterson voluntarily terminates his employment with the Company and/or the Bank and the provisions of Section 6(b) do not apply, the Escrow Agent will complete the stock powers relating to all Certificates held by it and deliver such Certificates, together with the accompanying stock powers, to the Company.

         (b) If Patterson's employment with the Company and/or the Bank has been terminated in accordance with the provisions of Section 6(a)(ii) or 6(b) of the Stock Agreement, the Escrow Agent will deliver to Patterson all Certificates held by it with the accompanying stock powers.

         4. Shareholder Rights. During the period that the Escrow Agent holds any of the Certificates, Patterson shall be entitled to notice of all meetings, annual or special, of stockholders of the Company at which stockholders have the right to vote and Patterson shall be entitled to vote all shares represented by such Certificates held by the Escrow Agent at any such meeting upon any matter upon which stockholders of the Company have the right to vote. Patterson shall not be entitled to any of the other attributes of ownership of the shares subject to escrow, nor shall he have the right to pledge, hypothecate or otherwise encumber such shares; provided, however, that Patterson shall be entitled to receive cash dividends paid with respect to any shares held in escrow. In the event the Company increases or decreases the number of shares of Common Stock outstanding by means of a stock split, stock dividend or recapitalization, certificates representing any additional shares which Patterson would be entitled to receive as the record holder of any shares of Common Stock subject to escrow shall automatically be delivered by the Company to the Escrow Agent and such shares shall be subject to the terms of this Agreement as if they were part of the Certificates in respect of which they were received.

         5. Rights and Obligations of Escrow Agent.

         (a) The Escrow Agent shall not be liable to any person for any act by it except for gross negligence or willful misconduct by the Escrow Agent. Each of Patterson and the Company, severally, agrees to indemnify and hold


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                  harmless the Escrow Agent for all liabilities of the Escrow
                  Agent arising from the doing of any act or the failure to do any act except if such conduct constituted gross negligence or willful misconduct by the Escrow Agent.

         (b) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Except as set forth in Section 5(a), the Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as Escrow Agent while acting in good faith and in the exercise of its own good judgment, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

         (c) In case the Escrow Agent obeys or complies with any order, judgment or decree of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         (d) The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem-necessary properly to advise it in connection with its obligations hereunder. The Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         (e) The Company agrees to reimburse Escrow Agent for all expenses incurred by it in the performance of its services under this Agreement. The Escrow Agent agrees to maintain adequate records and in such form and detail to support any claim for reimbursement hereunder and to furnish such records or copies to the Company as it may request.

         6. Right to Information. If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or its obligations in respect hereto, Patterson, and the Company each agree that he or it shall furnish such instruments.

         7. Retainment of Shares. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, whether by interpleader or otherwise.

         8.       Miscellaneous.

         (a) This Agreement may only be amended or modified in writing executed by the parties hereto.

         (b) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to:

                           the Company, at

                           One Mississippi Plaza
                           Tupelo, Mississippi 38801

                           Patterson, at

                           One Overdale Drive
                           Tupelo, Mississippi 38801

                           Escrow Agent, at

                           One Mississippi Plaza
                           Tupelo, Mississippi 38801


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


                  or to such other address as shall hereafter be provided by proper notice to the other parties.

         (c) This Agreement shall be construed and interpreted according to the internal laws of the State of Mississippi.

         (d) The foregoing, in conjunction with the Stock Agreement, contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein or therein shall not be binding upon either party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    BANCORPSOUTH, INC.


                                    By:
------------------------------         --------------------------------------
Aubrey B. Patterson
                                    Its:
                                        -------------------------------------

                                    BANCORPSOUTH BANK


                                    By:
                                       --------------------------------------

                                    Its:
                                        -------------------------------------


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